Exhibit 3.1

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF FORMATION
OF
CSFB ASSET REPACKAGING DEPOSITOR LLC

The undersigned, desiring to amend the Certificate of Formation of CSFB Asset Repackaging Depositor LLC, dated as of November 22, 2004, pursuant to the provisions of Section 18-202 of the Delaware Limited Liability Company Act, does hereby certify as follows:

FIRST.                     The name of the limited liability company is CSFB Asset Repackaging Depositor LLC.

SECOND.                Paragraph FIRST of the Certificate of Formation shall be deleted in its entirety and replaced with the following:

FIRST.        The name of the limited liability company formed hereby is Credit Suisse Asset Repackaging Depositor LLC.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Formation as of this 26th day of January, 2009.

By:           CREDIT SUISSE MANAGEMENT LLC (formerly known as Credit Suisse First Boston Management LLC), as authorized person

By:          /s/ Timothy P. O’Hara
Name:  Timothy P. O’Hara
Title:    Managing Director

CERTIFICATE OF FORMATION

OF

CSFB ASSET REPACKAGING DEPOSITOR LLC

This Certificate of Formation of CSFB Asset Repackaging Depositor LLC (the “LLC”), dated as of November 22, 2004, is being duly executed and filed by Kate H. Park, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. ss.18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is CSFB Asset Repackaging Depositor LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Kate H. Park
Name: Kate H. Park